Exhibit 23.4
CONSENT OF INDEPENDENT AUDIT FIRM
To the Board of Directors
Grubb & Ellis Apartment REIT, Inc.
We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to this Registration Statement No. 333-157375 on Form S-11 of our report, which is dated September 25, 2008, with respect to the Statement of Revenues and Certain Expenses for the year ended December 31, 2007, for Canyon Ridge Apartments. We further consent to the reference to us under the heading “Experts” in the prospectus.

/s/ KMJ CORBIN & COMPANY LLP KMJ CORBIN & COMPANY LLP
Costa Mesa, California
June 15, 2009